UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): December 11, 2002
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                               Baltek Corporation
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             (Exact Name of Registrant as Specified in its Charter)


                                    Delaware
                                    --------
                          (State or Other Jurisdiction
                                of Incorporation)

                 2-44764                         13-2646117
                 -------                         ----------
          (Commission File Number)    (IRS Employer Identification No.)

                  10 Fairway Court, Northvale, New Jersey 06747
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               (Address of Principal Executive Offices) (Zip Code)


                  Registrant's telephone number, (201) 767-1400


                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)



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                    INFORMATION TO BE INCLUDED IN THE REPORT

                              ITEM 5 OTHER EVENTS.

     On December 16, 2002, Baltek Corporation (the "Company") issued a press release announcing it had signed an agreement to sell its shrimp operation in Ecuador. The agreement provides that the selling price is $1.4 million payable in $250,000 cash by the closing and a two year note for $1,150,000, payable in four equal semi-annual installments. At the purchaser's option, the purchase price will be adjusted to $1,000,000 if it pays such amount in cash by February 6, 2003. The transaction is expected to close by January 31, 2003, subject to normal closing conditions, and will, in addition, require the Company to revise its existing loan agreements with its U.S. and Ecuadorian banks.

     The Company previously announced a charge to earnings of $6 million to reduce the assets underlying the shrimp operation to their estimated fair value. The Company now estimates that it will be required to record an additional non-cash charge to earnings between $2 million and $3 million to reflect the sale.

     The press release is attached hereto as Exhibit 99.1.

                   ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

          (c) EXHIBITS: Exhibit
                        Number            Exhibit Title
                        ------            -------------
                         99.1             Press Release dated December 16, 2002.

                                   SIGNATURES
         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                BALTEK CORPORATION

Date: December 16, 2002,

                                By: /s/ Ronald Tassello, Chief Financial Officer
                                    --------------------------------------------
                                Ronald Tassello
                                Chief Financial Officer